QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SENIOR HOUSING PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SENIOR HOUSING PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2009

To the Shareholders of Senior Housing Properties Trust:

        Notice is hereby given that the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, will be held at 9:30 a.m., local time, on May 18, 2009, at 400 Centre Street, Newton, Massachusetts, 02458 for the following purposes:

  1.
  To elect one Independent Trustee in Group I to our Board.

  2.
  To elect one Managing Trustee in Group I to our Board.

  3.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

        OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR TRUSTEE IN ITEMS 1 AND 2.

        We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll free, at (877) 825-8971.

        Shareholders of record at the close of business on March 17, 2009 are entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a shareholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.

                      By Order of the Board,

                      JENNIFER B. CLARK, Secretary

Newton, Massachusetts
March 30, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK, NOMINEE OR OTHER INSTITUTION ON HOW TO VOTE YOUR SHARES. YOU MAY ALSO REQUEST A PAPER PROXY CARD TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

SENIOR HOUSING PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Monday, May 18, 2009

 INTRODUCTION

        A notice of the annual meeting of shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust, or the company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2008, including our audited financial statements, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about March 30, 2009.

        The annual meeting record date is March 17, 2009. Only shareholders of record as of the close of business on March 17, 2009, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 120,398,384 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required to take action at the meeting. The presence, in person or by proxy, of holders of common shares entitled to cast a majority of the votes entitled to be cast at the meeting shall constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and "broker non-votes" will be treated as present for purposes of determining the presence of a quorum for the meeting. Failure of a quorum to be present at the meeting will necessitate adjournment of that meeting and will subject us to additional expense.

        The affirmative vote of a majority of all votes cast at the meeting at which a quorum is present is required for the election of the nominees for Trustee described in Items 1 and 2.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominees for Trustee in Items 1 and 2.

        Shareholders of record may vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability they received in the mail, or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card, or by attending the meeting and voting in person. Votes provided by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 17, 2009.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the street name holder that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority under rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be "broker non-votes."

        Under the NYSE rules, Items 1 and 2 (election of trustees) are considered routine items for which street name shares may be voted without specific instructions. If your street name holder completes and returns a proxy on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy will be voted "FOR" the nominees for Trustee in Items 1 and 2.

        Shares represented by proxies marked "WITHHOLD" with regard to the election of trustees will be counted for purposes of determining whether there is a quorum and will have no effect on voting since they are not considered to be cast at the meeting.

        If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies which have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our secretary a written revocation or a duly executed proxy bearing a later date, by voting over the internet or by telephone at a later time in the manner provided on the website indicated in the Notice of Internet Availability, or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one. Votes provided by mail, over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on May 17, 2009. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those instructions.

        Our website address is included several times in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations adopted by the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials via the internet. Accordingly, all of our shareholders will receive a Notice of Internet Availability, which will be mailed on or about March 30, 2009.

        On the date of mailing of the Notice of Internet Availability, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote by internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

ELECTION OF TRUSTEES

        The number of our Trustees is currently fixed at five, and our Board is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each group are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are Barry M. Portnoy and Jeffrey P. Somers in Group I with a term of office expiring at the meeting to which this proxy statement relates, John L. Harrington and Adam D. Portnoy in Group II with a term of office expiring at our 2010 annual meeting of shareholders and Frederick N. Zeytoonjian in Group III with a term of office expiring at our 2011 annual meeting of shareholders. The term of the Group I Trustees elected at the meeting will expire at our 2012 annual meeting of shareholders. As we previously announced, Frank J. Bailey, our former Group I Independent Trustee, resigned as one of our Independent Trustees, effective as of January 30, 2009, and on January 30, 2009, our Board, upon a recommendation of our Nominating and Governance Committee, appointed Mr. Somers to our Board, effective January 30, 2009, to fill the vacancy created by Mr. Bailey's resignation. Mr. Somers was appointed to fill the remainder of Mr. Bailey's term as an Independent Trustee in Group I of our Board. Concurrently with his resignation as an Independent Trustee, Mr. Bailey also resigned from his positions as a member of our Audit Committee, Compensation Committee and Nominating and Governance Committee. Mr. Somers was appointed as a member of each of those committees on January 30, 2009, following his appointment to our Board.

        Our Trustees are also categorized as Independent Trustees or Managing Trustees. Our Independent Trustees are not involved in our day to day activities, are not employed by Reit Management & Research LLC, or RMR, our manager, and qualify as independent under our bylaws and applicable rules of the NYSE and the SEC. Our Managing Trustees have been employees of RMR or involved in our day to day activities for at least one year. Our Board is currently composed of three Independent Trustees and two Managing Trustees. Messrs. Harrington, Somers and Zeytoonjian are our Independent Trustees, and Messrs. Barry Portnoy and Adam Portnoy are our Managing Trustees. Biographical

information relating to our Trustees and other information relating to our Board appears below in this proxy statement.

Item 1:    Election of One Independent Trustee

        Our Board has nominated Mr. Somers for election as an Independent Trustee in Group I, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Trustee in Group I elected at the meeting will expire at our 2012 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Somers, except to the extent that properly completed proxies indicate that the votes should be withheld for the nominee.

        Mr. Somers has agreed to serve as an Independent Trustee in Group I if elected. However, if Mr. Somers becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Somers will be unable or unwilling to serve.

        Our Board recommends a vote "FOR" the election of Mr. Somers as an Independent Trustee in Group I.

Item 2:    Election of One Managing Trustee

        Our Board has nominated Mr. Barry Portnoy for election as a Managing Trustee in Group I, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Managing Trustee in Group I elected at the meeting will expire at our 2012 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Mr. Barry Portnoy, except to the extent that properly completed proxies indicate that the votes should be withheld for the nominee.

        Mr. Barry Portnoy has agreed to serve as a Managing Trustee in Group I if elected. However, if Mr. Barry Portnoy becomes unable or unwilling to accept election to our Board, the proxies will be voted for a substitute nominee designated by our Board. Our Board has no reason to believe that Mr. Barry Portnoy will be unable or unwilling to serve.

        Our Board recommends a vote "FOR" the election of Mr. Barry Portnoy as a Managing Trustee in Group I.

SOLICITATION OF PROXIES

        We are paying the cost of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree M&A Incorporated, or Innisfree, to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement for out of pocket expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

 TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of March 30, 2009, of our Trustees and our executive officers:

Trustee Nominees for a Term Expiring In 2012

BARRY M. PORTNOY, Age: 63

        Mr. Portnoy has been one of our Managing Trustees since 1999. Mr. Portnoy has been a Managing Trustee of HRPT Properties Trust, or HRPT, and of Hospitality Properties Trust, or HPT, since 1986 and 1995, respectively. He has been a Managing Director of Five Star Quality Care, Inc., or Five Star, and of TravelCenters of America LLC, or TA, since 2001 and 2006, respectively. Mr. Portnoy is the majority owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been the Chairman of RMR since 1986, and a director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been a Managing Trustee of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Dividend Capture Fund, RMR Funds Series Trust (which ceased to exist in 2009), RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund, (hereinafter, RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, RMR Dividend Capture Fund, RMR Funds Series Trust, RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund are collectively referred to as the "RMR Funds"), and a portfolio manager of each of the RMR Funds, except for RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund, since their respective formations beginning in 2002. Mr. Portnoy is a Managing Trustee in Group I and, if elected at the meeting, he will serve until our 2012 annual meeting of shareholders.

JEFFREY P. SOMERS, Age: 66

        Mr. Somers was appointed by our Board as an Independent Trustee in January 2009. Mr. Somers has been a member of the law firm of Morse, Barnes-Brown Pendleton PC since 1995. Prior to that time, he was a partner at the law firm of Gadsby Hannah LLP (now McCarter & English, LLP). He was also appointed as an Independent Trustee of each of the RMR Funds in January 2009. Mr. Somers is an Independent Trustee in Group I and, if elected at the meeting, he will serve until our 2012 annual meeting of shareholders.

Continuing Trustees

JOHN L. HARRINGTON, Age: 72

        Mr. Harrington has been one of our Independent Trustees since 1999. Mr. Harrington has been Chairman of the Board of the Yawkey Foundations from 2002 to 2003 and from 2007 to the present, served as one of their trustees since 1982 and as Executive Director from 1982 to 2006. He has also been a trustee of the JRY Trust since 1982. Mr. Harrington was the Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1973 to 2002 and was a principal of Bingham Sports Consulting LLC from 2007 to 2008. Mr. Harrington was President of Boston Trust Management Corp. from 1981 to 2006. He served as an Independent Director of Five Star from 2001 until 2004, as an Independent Trustee of HPT since 1995, and as an Independent Trustee of each of the RMR Funds since shortly after each of their respective formations beginning in 2002. Mr. Harrington is a certified public accountant. Mr. Harrington is an Independent Trustee in Group II and will serve until our 2010 annual meeting of shareholders.

ADAM D. PORTNOY, Age: 38

        Mr. Portnoy has been one of our Managing Trustees since 2007. Mr. Portnoy has been a Managing Trustee of HRPT since 2006 and HPT since 2007. He was an Executive Vice President of HRPT from 2003 through 2006. Mr. Portnoy has been an executive officer of RMR since September 2003 and currently is the President, Chief Executive Officer and a director of RMR. Additionally, Mr. Portnoy is the minority owner of RMR and of RMR Advisors. Mr. Portnoy has been President of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President and portfolio manager of RMR Real Estate Fund, RMR Hospitality and Real Estate Fund, RMR F.I.R.E. Fund, RMR Preferred Dividend Fund, and RMR Dividend Capture Fund and RMR Fund Series Trust (which ceased to exist in 2009) and President of RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund since 2007. Prior to becoming President in 2007, Mr. Portnoy served as Vice-President of certain of the RMR Funds beginning in 2004. Mr. Adam Portnoy is the son of Barry Portnoy, our other Managing Trustee. Mr. Adam Portnoy is a Managing Trustee in Group II and will serve until our 2010 annual meeting of shareholders.

FREDERICK N. ZEYTOONJIAN, Age: 73

        Mr. Zeytoonjian has been one of our Independent Trustees since 2003. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products, LLC, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian also has been a Trustee of HRPT since 1999. Mr. Zeytoonjian is an Independent Trustee in Group III and will serve until our 2011 annual meeting of shareholders.

Executive Officers

DAVID J. HEGARTY, Age: 52

        Mr. Hegarty has been our President and Chief Operating Officer since 1999. Mr. Hegarty has been an executive officer of RMR for over five years and currently is an Executive Vice President and director of RMR. Mr. Hegarty is a certified public accountant.

RICHARD A. DOYLE, JR., Age: 40

        Mr. Doyle has been our Treasurer and Chief Financial Officer since March 2007. Mr. Doyle has been an employee of RMR since November 2006 and currently is a Senior Vice President of RMR. From May 2005 to November 2006, Mr. Doyle was the Director of Financial Reporting of Five Star. Mr. Doyle was a finance officer of Sun Life Financial Inc., or Sun Life, from January 1999 until May 2005, a senior manager of Sun Life from 1996 until 1998 and an internal auditor of Sun Life from 1995 until 1996. Mr. Doyle is a certified public accountant.

        Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

        We and HRPT, HPT, Five Star, TA, RMR, RMR Advisors and each of the RMR Funds may be considered to be affiliates of us.

 BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on December 16, 1998.

        Three of our Trustees, John L. Harrington, Jeffrey P. Somers and Frederick N. Zeytoonjian, are our Independent Trustees within the meaning of our bylaws, and two of our Trustees, Adam and Barry Portnoy, are our Managing Trustees.

        In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but from that of the persons or organizations with which the Trustee has an affiliation. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships.

        Our Board has determined that Messrs. Harrington, Somers and Zeytoonjian currently qualify as Independent Trustees under our bylaws and applicable NYSE and SEC rules. In making that determination with respect to Mr. Harrington, our Board considered Mr. Harrington's service on the board of Five Star, a major tenant of ours, from 2001 until January 2004. Our Board also considered each of these three Trustees' service in other enterprises and on the boards of other publicly traded companies managed or advised by RMR and its affiliates. Our Board has concluded that none of these Trustees possessed or currently possesses any relationship that could impair his judgment in connection with his duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under our bylaws and applicable NYSE and SEC rules.

        During 2008, our Board held twelve meetings, our Audit Committee held nine meetings, our Compensation Committee held six meetings, our Nominating and Governance Committee held two meetings and a Special Committee of our Board held seven meetings. During 2008, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he was a member during the time in which he served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Messrs. Harrington, Somers and Zeytoonjian, who are independent under our bylaws and applicable rules of the NYSE and the SEC and each committee's respective charter. Our ad hoc Special Committee was formed in 2008 in connection with our consideration of the acquisition of MOBs from HRPT, as more fully described below in the section entitled Related Person Transactions and Company Review of Such Transactions; it was comprised of Messrs. Harrington and Bailey, who at the time were our Independent Trustees who were not also trustees of HRPT. (Mr. Bailey resigned from our Board in January, 2009 in connection with his appointment as a federal bankruptcy judge.)

        The primary function of our Audit Committee is to select our independent registered public accounting firm and to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Harrington is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Harrington is a financial expert was based upon his experience as: (i) executive director of a large charitable organization; (ii) chief executive officer of a major professional sports business; (iii) a member of our Audit Committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a director of a large national bank; and (vi) a college teacher of accounting.

        Our Compensation Committee's primary responsibilities include: (1) reviewing, at least annually, the performance of RMR under its contract with us and making determinations regarding continuance of the contract; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) recommending to our Board any compensation paid by us to our other executive officers; (4) reviewing the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; and (5) evaluating, approving and administering all our equity compensation plans. The Compensation Committee is delegated the powers of our Board necessary to carry out these responsibilities.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Trustee nominees for each annual meeting of shareholders or when vacancies occur; (2) development, and recommendation to our Board, of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.snhreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge by writing to our Secretary, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458 or at our website, www.snhreit.com.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website (www.snhreit.com), by calling our toll free confidential message system at (866) 511-5038, or by writing to the party for whom the communication is intended, care of our Director of Internal Audit, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

 SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, among other matters, and together with our bylaws, set forth the qualifications for service on our Board. These guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies which may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities which the Committee believes may be effective in serving our long term best interests. Among the characteristics which the Committee considers are the following: the quality of the candidate's past services to us, if any; the business and personal experiences of the candidate and their relevance to our business; the reputation of the candidate for integrity; the reputation of the candidate for intelligence, sound judgment, the ability to understand complex financial issues and to make meaningful inquiries; the willingness and ability of the candidate to devote sufficient time to Board business; the familiarity of the candidate with the responsibilities of service on the board of a publicly owned company; the qualification of the candidate to be either an Independent Trustee or a Managing Trustee, as applicable; and other matters that the Nominating and Governance Committee deems appropriate. In seeking candidates for Trustees who have not previously served as our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members, and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm.

        In 2008, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2009 annual meeting, except the nominations made by our Board and recommendations by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder recommendations for nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the Chair of our Nominating and Governance Committee at our principal executive offices within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws, including those described below, and applicable state and federal laws. Any such notice must be accompanied by the same information, copies of share certificates and other documents as described below. Our Nominating and Governance Committee may request additional information about the shareholder nominee or about a recommending shareholder. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee.

        The preceding paragraph applies only to shareholder recommendations for nominees. A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below.

        Shareholder nominations and other proposals at annual meetings.    Our bylaws require compliance with certain procedures for a shareholder to properly propose a nomination for election to our Board or other business. If a shareholder who is entitled to do so under our bylaws wishes to propose a person for election to our Board or other business, that shareholder must provide a written notice to our Secretary. The shareholder giving notice must (i) have continuously held at least $2,000 in market value (as determined under our bylaws), or 1%, of our shares entitled to vote at the meeting on the election or the proposal of other business, as the case may be, for at least one year from the date the shareholder gives its advance notice (this requirement will not apply until April 1, 2010 with respect to a shareholder who continuously holds from and after April 1, 2009 shares entitled to vote at the meeting on such election or proposal of other business, as the case may be), (ii) be a shareholder of record at the time of giving notice through and including the time of the meeting, (iii) be present at the meeting to answer questions about the nomination or other business and (iv) have complied in all respects with the advance notice provisions for shareholder nominations and proposals of other business set forth in our bylaws.

        The notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination or proposal. With respect to nominations, the notice must state whether the nominee is proposed for nomination as an Independent Trustee or a Managing Trustee. In addition, at the same time as or prior to the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, the shareholder must submit to our Secretary (i) evidence satisfactory to our Board of the lender's or contracting party's willingness to waive the breach of covenant or default, or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our Board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our Board in its discretion. Additionally, if (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, the proponent shareholder shall submit to us (x) evidence satisfactory to our Board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our Board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our Board in its discretion.

        Under our bylaws, in order for a shareholder's notice of nominations for trustee or other business to be properly brought before an annual meeting of shareholders, the shareholder must deliver the notice to our Secretary at our principal executive offices not later than the close of business on the 120th day, and not earlier than the close of business on the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the date of proxy statement for the annual meeting is more than 30 days earlier than the first anniversary of the date of the proxy statement for the preceding year's annual meeting, other time requirements may be applicable to shareholder notices, as specified in our bylaws. In addition, no shareholder may give a notice to nominate or propose other business unless the shareholder holds a certificate for all our shares of beneficial interest owned by such shareholder during all times described in the first paragraph of this section—Shareholder nominations and other proposals at annual meetings, and a copy of each certificate held by the shareholder must accompany the shareholder's notice. Also, we may request that any shareholder proposing a nominee for election to our Board or other business at a meeting of our shareholders provide us, within three business days of such request, with written verification of the information submitted by the shareholder as well as other information.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our Board or other business for consideration at an annual meeting is only a summary and is not complete. Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals, may be obtained by writing to our Secretary at Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458. Any shareholder considering making a nomination or other proposals should carefully review and comply with those provisions. Under our declaration of trust and bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's violation of our declaration of trust or bylaws, to the fullest extent permitted by law.

        2010 Annual Meeting Deadlines.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or Exchange Act, at our 2010 annual meeting of shareholders must be received at our principal executive offices on or before November 30, 2009 in order to be considered for inclusion in our proxy statement for our 2010 annual meeting of shareholders. Our bylaws currently require that shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of our bylaws, not later than November 30, 2009 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than October 31, 2009.

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers (Messrs. Hegarty and Doyle) directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Incentive Share Award Plans discussed below. Although our Compensation Committee reviews and approves our business management agreement with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in Related Person Transactions and Company Review of Such Transactions.

        Annually, typically in September, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public companies for which RMR provides management services. The purpose of this meeting is, among other things, to discuss compensation philosophy and factors which may affect compensation decisions, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. Subsequent to this meeting, the members of the Compensation Committee hold a meeting at which the Chair provides a report of the information discussed with the Managing Trustees and others and makes recommendations for share grants to executive officers. Our Compensation Committee then discusses these recommendations and other factors and determines the amount of the share awards. Our executive officers have not participated in these meetings and have not been involved in determining or recommending the amount or form of executive compensation. Our Compensation Committee has not engaged compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation.

Analysis of Grants under Our Incentive Share Award Plans

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted Incentive Share Award Plans to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our Incentive Share Award Plans to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which concurrently consist solely of our Incentive Share Award Plans providing for the grants of our common shares. The Compensation Committee has to date determined to use grants of restricted common shares rather than stock options as equity compensation. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. The Compensation Committee does not consider the share grants to be the primary element of compensation of the recipients; we believe the cash compensation that RMR pays these individuals is substantially more than the value of the shares granted to these individuals.

        As discussed above, it is the Compensation Committee's current policy to consider share grants to executive officers annually in September. Prior to its consideration of share grants, the Chair of our Compensation Committee meets with our Managing Trustees and the chairs of the compensation committees of the other public real estate investment trusts, or REITs, the RMR Funds, and the operating companies for which RMR provides management services. RMR provides management services to HRPT, a publicly traded REIT that primarily owns office buildings and industrial properties, HPT, a publicly traded REIT that primarily owns hotels and travel centers, Five Star, a publicly traded real estate based operating company in the healthcare and senior living services business, and TA, a publicly traded real estate based operating company in the travel center business. The purpose of this meeting is, among other things, to provide a comparative understanding of potential share grants by us and the other REITs and other businesses managed by RMR and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the other REITs managed by RMR are considered to be closely comparable because of the similarities between the responsibilities involved in operating our business and the responsibilities associated with operating these other REITs. At a later meeting of our Compensation Committee, the Chair then provides a report of the matters discussed at the meeting to our full Compensation Committee.

        In setting incentive share awards under our plan, our Compensation Committee's starting premise each year is to award each recipient of a share grant the same number of incentive shares as he was awarded in the prior year in an effort to meet recipients' expectations. The Compensation Committee then considers multiple factors in determining whether to increase or decrease the amounts of the prior year's grants, including the following primary factors: (1) the scope of responsibility of each individual, (2) the amount of shares previously granted to persons performing similar services for us as are currently performed by each recipient, (3) the amount of time spent, the complexity of the duties, and the value of services performed, by the particular recipient, (4) the fair market value of the common shares granted, and (5) the recommendations of our Managing Trustees.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it review whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. In 2008, our Managing Trustees recommended an increase in the number of shares to be awarded to our named executive officers to a similar extent as the increases in the number of shares recommended to be awarded to the named executive officers of the other REITs managed by RMR. Our Compensation Committee considered this factor and reviewed the data regarding the other REITs and their officers on a general basis to help it gauge the reasonableness of the 2008 awards together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of each named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers.

        In 2008, the Compensation Committee considered the foregoing factors and decided to increase the number of shares awarded due primarily to the significant decrease in the aggregate fair market value of our shares which reflected the overall decline in the stock market generally. In making this decision, the Compensation Committee recognized that awarding the same number of shares in 2008 as in 2007 would have resulted in such a significant decline in the value of such awards that the awards would not have achieved our goals of encouraging grant recipients to continue and to improve the services provided to us. In addition, the Compensation Committee determined to grant a larger number of shares to Mr. Hegarty than Mr. Doyle due to Mr. Hegarty's greater length of service to us, but increased the number of shares awarded to each because the Committee considered the overall contributions of each officer to us during 2008 to be at a high level.

        We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages recipients of share awards to remain employed by RMR and continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase for nominal consideration the common shares that have not yet vested. As with other issued common shares, vested and unvested shares awarded under our Incentive Share Award Plans are entitled to receive distributions we make on our common shares.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined several months in advance, the proximity of any grants to earnings announcements or other market events is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

 COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2008.

COMPENSATION COMMITTEE John L. Harrington, Chairman Jeffrey P. Somers Frederick N. Zeytoonjian

 COMPENSATION TABLES

        The following tables provide (1) summary 2008, 2007 and 2006 compensation information relating to our executive officers, (2) information with respect to incentive share awards made to, or held by, our named executive officers during the periods or at the dates specified below and (3) compensation information relating to our Trustees for 2008. Our named executive officers consist of two individuals, our President, Chief Operating Officer and Assistant Secretary and our Treasurer and Chief Financial Officer, the compensation of whom is required to be reported herein under the rules of the SEC.

SUMMARY COMPENSATION TABLE FOR 2008, 2007 AND 2006

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David J. Hegarty	2008	$105,027	$16,170	$121,197
President and Chief Operating Officer	2007	$97,598	$11,495	$109,093
	2006	$94,304	$7,380	$101,684
Richard A. Doyle(3)	2008	$28,602	$3,745	$32,347
Treasurer and Chief Financial Officer	2007	$10,930	$700	$11,630

(1)
Represents the value based upon the closing price on the date of grant in 2008, 2007 and 2006 of shares vesting in 2008, 2007 or 2006, as applicable. This is also the compensation cost recognized by us in the applicable year for purposes of Statement of Financial Accounting Standards No. 123(R), or FAS 123R. No assumptions are used in this calculation.

(2)
Consists of distributions during 2008, 2007 or 2006, as applicable, on unvested shares.

(3)
Mr. Doyle was elected as Treasurer and Chief Financial Officer of the company on March 15, 2007.

GRANTS OF PLAN BASED AWARDS FOR 2008
(Shares granted in 2008, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
David J. Hegarty	9/22/08	9,000 Common Shares	$198,810
Richard A. Doyle	9/22/08	4,000 Common Shares	$88,360

(1)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under FAS 123R. No assumptions are used in this calculation.

        Incentive share awards granted by us to executive officers in 2008 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted an incentive share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company which RMR manages during the vesting period, we may repurchase the common shares which have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our incentive share award plan are eligible to receive distributions we make on our common shares on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2008
(Shares granted in 2008 and prior years, which have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David J. Hegarty	2008	7,200(2)	$129,024
David J. Hegarty	2007	4,500(3)	$ 80,640
David J. Hegarty	2006	3,000(4)	$ 53,760
Richard A. Doyle	2008	3,200(5)	$ 57,344
Richard A. Doyle	2007	1,500(6)	$ 26,880

(1)
Represents the value based upon the final 2008 closing price of our shares, which was $17.92 on December 31, 2008.

(2)
These shares will vest as follows: 1,800 shares in September 2009, 1,800 shares in September 2010, 1,800 shares in September 2011 and 1,800 shares in September 2012.

(3)
These shares will vest as follows: 1,500 shares in September 2009, 1,500 shares in September 2010 and 1,500 shares in September 2011.

(4)
These shares will vest as follows: 1,500 shares in September 2009 and 1,500 shares in September 2010.

(5)
These shares will vest as follows: 800 shares in September 2009, 800 shares in September 2010, 800 shares in September 2011 and 800 shares in September 2012.

(6)
These shares will vest as follows: 500 shares in September 2009, 500 shares in September 2010 and 500 shares in September 2011.

OPTION EXERCISES AND STOCK VESTED FOR 2008
(Shares grants which vested in 2008, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David J. Hegarty	4,800	$109,077
Richard A. Doyle	1,300	$ 29,732

(1)
Represents the value based upon the closing price on the 2008 dates of vesting of grants made in 2008 and prior years.

 TRUSTEE COMPENSATION FOR 2008
(2008 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation(2)	Total ($)
Frank J. Bailey(3)	$44,000	$45,820	$—	$89,820
John L. Harrington	$48,000	$45,820	$—	$93,820
Adam D. Portnoy	$—	$45,820	$3,850	$49,670
Barry M. Portnoy	$—	$45,820	$—	$45,820
Jeffrey P. Somers(3)	$—	$—	$—	$—
Frederick N. Zeytoonjian	$42,000	$45,820	$—	$87,820

(1)
Represents the value based upon the closing price on the date of grant.

(2)
Consists of distributions during 2008 on unvested shares awarded in 2006.

(3)
Mr. Bailey resigned as one of our Independent Trustees, effective as of January 30, 2009. Mr. Somers was appointed to fill Mr. Bailey's unexpired term on January 30, 2009.

        Each Independent Trustee receives an annual fee of $25,000 for services as a Trustee, plus a fee of $500 for each meeting attended. Up to two $500 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $7,500, $3,500 and $3,500, respectively, each year. In addition, each Trustee receives a grant of 2,000 of our common shares as part of his annual compensation. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry.

        Historically, each year our Board has reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. In December 2007, the charter of our Compensation Committee was amended and, beginning in 2008, the Compensation Committee began determining the equity compensation for the Trustees. Our Managing Trustees do not receive any compensation for their services as Trustees, other than common share grants.

AUDIT COMMITTEE REPORT

        In the course of our oversight of the company's financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2008; (2) discussed with Ernst & Young LLP, the company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted, amended, supplemented or superseded by the rules of the Public Company Accounting Oversight Board; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

AUDIT COMMITTEE John L. Harrington, Chairman Jeffrey P. Somers Frederick N. Zeytoonjian

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common shares as of March 17, 2009 by (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees and executive officers who served at any time during 2008; and (3) each of our current Trustees and executive officers as a group (not including any fractional shares which may be beneficially owned by an executive officer or Trustee). Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address(2)	Number of Shares	Percent
Beneficial Owners of More Than 5% of Our Common Shares
Barclays Global Investors, N.A.(3)	9,041,524	7.9%
Deutsche Bank AG(4)	9,226,093	8.1%
Invesco Ltd.(5)	7,336,328	6.4%
Morgan Stanley(6)	10,622,646	9.3%
The Vanguard Group, Inc.(7)	9,606,434	8.4%
Trustees, Nominees and Executive Officers
Richard A. Doyle	6,500	*
David J. Hegarty(8)	48,670	*
John L. Harrington	9,500	*
Adam D. Portnoy	58,326	*
Barry M. Portnoy	128,777	*
Jeffrey P. Somers	2,000	*
Frederick N. Zeytoonjian(9)	7,500	*
All current Trustees, nominees and executive officers as a group (seven persons)(8)(9)	261,273	*

*
Less than 1% of our common shares.

(1)
Our declaration of trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the 120,398,384 of our common shares outstanding as of March 17, 2009.

(2)
The address of each of our Trustees, nominees and executive officers is c/o Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(3)
This information is as of December 31, 2008 and is based solely on a Schedule 13G filed with the SEC on February 5, 2009 by a filing group including Barclays Global Investors, N.A. Based on the information provided in such Schedule 13G, the relevant members of the group, together with their respective addresses are: Barclays Global Investors, N.A. and Barclays Global Fund Advisors, each with an address of 45 Freemont Street, San Francisco, California 94105; Barclays Global Investors, Ltd., with an address of Murray House, 1 Royal Mint Court, London EC3N 4HH

  England; Barclays Global Investors Japan Limited, with an address of Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan; Barclays Global Investors Canada Limited, with an address of Brookfield Place, 161 Bay Street, Suite 2500, P.O. Box 614, Toronto, Ontario M5J 2S1, Canada; Barclays Global Investors Australia Limited, with an address of Level 43, Grosvenor Place, 225 George Street P.O. Box N43, Sydney, NSW 1220, Australia; and Barclays Global Investors (Deutschland) AG, with an address of Apianstrasse 6, D-85774, Unterfohring, Germany. These entities report sole voting power over 2,480,827, 4,733,412, 58,743, 42,174, 0, and 0 shares, respectively, and sole dispositive power over 2,830,165, 6,037,164, 132,021, 42,174, 0, 0 and 0 shares, respectively.

(4)
This information is as of December 31, 2008 and is based solely on a Schedule 13G/A filed with the SEC on February 11, 2009 by a filing group including Deutsche Bank AG. The Schedule 13G/A states that it reflects the securities beneficially owned by the Private Clients and Assets Management business group ("PCAM") of Deutsche Bank AG and its subsidiaries and affiliates (collectively, "DBAG"), that it does not reflect securities, if any, beneficially owned by any other business group of DBAG and that it is not to be construed as an admission that PCAM is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities covered by the Schedule 13G/A filing. Based on the information provided in such Schedule 13G, the relevant members of the group are: Deutsche Bank AG, Deutsche Investment Management Americas, Deutsche Bank Trust Company Americas, RREEF America, L.L.C., DWS Investments S.A., Luxembourg, and Deutsche Asset Management Australia Ltd. The filing states that the address of Deutsche Bank AG is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany, and no other address information is provided. These entities report sole voting power over 5,275,468, 1,176,913, 3,600, 3,630,220, 23,065 and 441,670 shares, respectively, and sole dispositive power over 9,226,093, 1,176,913, 3,600, 7,461,745, 23,065 and 560,770 shares, respectively.

(5)
This information is as of December 31, 2008 and is based solely on a Schedule 13G filed with the SEC on February 12, 2009 by a filing group including Invesco Ltd. ("Invesco"). The Schedule 13G states the it is filed by Invesco on behalf of itself and its listed subsidiaries and that Invesco through such subsidiaries provides investment management services to institutional and individual investors. The filing also states that executive officers and directors of Invesco or its subsidiaries may beneficially own our shares, that such shares are not reported in the Schedule 13G, that Invesco and its subsidiaries disclaim beneficial ownership of such shares and that each of Invesco's direct and indirect subsidiaries also disclaim beneficial ownership of Shares beneficially owned by Invesco and any other subsidiary. Based on the information provided in such Schedule 13G, the other relevant members of the group are: Invesco, Invesco Institutional (N.A.), Inc.; Invesco Aim Advisors, Inc., Invesco Global Asset Management (N.A.), Inc.; Invesco PowerShares Capital Management LLC; Invesco PowerShares Capital Management Ireland Ltd.; Invesco Asset Management Limited; Invesco Asset Management Ireland Limited; Invesco Management S.A.; and Invesco National Trust Company, each with an address of 1555 Peachtree Street NE, Atlanta, GA 30309. Invesco itself reports no beneficial ownership of shares. The other entities in the group report sole voting power over 6,407,869, 211,576, 49,600, 8,217, 171, 24,400, 5,000, 1,300 and 6,300 shares, respectively, and sole dispositive power over 4,830,754, 211,576, 113,933, 8,217, 171, 24,400, 5,000, 5,295, 6,300 and 199,000 shares, respectively. Invesco Institutional (N.A.), Inc. also reports shared voting power over 58,048 shares and shared dispositive power over 34,800 shares.

(6)
This information is as of December 31, 2008 and is based solely on a Schedule 13G/A filed with the SEC on February 17, 2009 by a filing group including Morgan Stanley. Based on the information provided in such Schedule 13G/A, the relevant members of the filing group, together with their respective addresses are: Morgan Stanley, 1585 Broadway New York, New York 10036, and Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, New York 10036. These entities report sole voting power over 6,185,702 shares and 5,105,454 shares, respectively, and sole dispositive power over 10,622,646 shares and 8,548,868 shares, respectively.

(7)
This information is as of December 31, 2008 and is based solely on a Schedule 13G/A filed with the SEC on February 13, 2009 by The Vanguard Group, Inc., or Vanguard, reporting an address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard reports sole voting power over 156,532 shares and sole dispositive power over 9,606,434 shares. The Schedule 13G/A also states that Vanguard Fiduciary Trust Company, or VFTC, a wholly owned subsidiary of Vanguard, is the beneficial owner of 156,532 shares as a result of its serving as investment manager of collective trust accounts, and that VFTC directs the voting of those shares.

(8)
Includes 230 common shares owned jointly by Mr. Hegarty and his wife.

(9)
Mr. Zeytoonjian has advised us that these common shares may be pledged to secure a margin account.

RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines which address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and authorizes, approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction shall be reviewed and must be authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances, and approve only those transactions that are fair and reasonable to us. All related person transactions described below, including those which predated the adoption of our Governance Guidelines, were reviewed and approved by a majority of the disinterested Trustees or in accordance with our Governance Guidelines.

        We have agreements with RMR to originate and present investment and divestment opportunities to us and to provide property management and administrative services to us. These agreements are subject to the annual review and approval of our Independent Trustees. Any termination of our contract with RMR would cause a default under our revolving credit facility, if not approved by a majority of our lenders. RMR is beneficially owned by Barry M. Portnoy and Adam D. Portnoy, who are our Managing Trustees. Each of our executive officers are also officers of RMR. RMR is compensated at an annual rate equal to 0.5% of our existing investments at the time we were spun off from HRPT, plus 0.7% of our average real estate investments, as described in the agreement, up to the first $250.0 million of such investments made after our spin off from HRPT and 0.5% thereafter, plus an incentive fee based upon increases in funds from operations per common share, as defined in the agreement, plus property management fees with respect to our medical office, clinic and biomedical, pharmaceutical buildings, or MOB, portfolio equal to 3.0% of gross rents and construction management fees on our MOB portfolio equal to 5.0% of certain construction costs. Our average real estate investments for purposes of determining the management fees we pay to RMR is principally based on our historical cost of our acquisitions. However, the portion of management fees based on our average real estate investments with respect to any of the properties we acquired from HRPT is based on HRPT's historical costs of those properties rather than our historical cost of acquisition. The incentive fee to RMR is paid in our common shares. Our total fees to RMR were $13.4 million for 2008. RMR also provides the internal audit function for us and for other publicly owned companies to which it provides management services. Our Audit Committee appoints our Director of Internal Audit, and our Compensation Committee approves his salary. Our Compensation Committee also approves the allocated RMR costs which we pay with respect to our internal audit function. Our pro rata share of RMR's costs in providing that function was approximately $213,000 in 2008. All transactions between us and RMR and affiliates are approved by our Independent Trustees. Our Audit and Compensation Committees are composed solely of Trustees who are independent of RMR.

        In May 2008, we entered into a series of agreements to acquire 48 MOBs from HRPT for an aggregate purchase price of approximately $565.0 million. As of December 31, 2008, these 48 buildings that we agreed to acquire were 98% leased to approximately 220 tenants for an average lease term of 8.2 years. Between June and December 31, 2008, we acquired 37 of these properties containing 1.5 million square feet for approximately $346.8 million, excluding closing costs. In January 2009, we acquired one additional property for approximately $19.3 million, excluding closing costs, and we expect the closings of the remaining 10 acquisitions to occur in 2010; but we and HRPT may mutually agree to accelerate the closings of these acquisitions. In addition, because a third party consent was not received, one of the agreements was amended so that one of the remaining buildings with an allocated value of $3.0 million is no longer subject to being purchased; in the event HRPT obtains the third party consent we may nonetheless purchase that building. Our obligations to complete our outstanding purchases from HRPT are subject to various conditions typical of commercial real estate purchases. We can provide no assurance that we will purchase all of these buildings or that the remaining purchases will be completed in 2010 or sooner.

        HRPT was formerly our parent. We were spun off to HRPT's shareholders in 1999 and, at the time of this spin off, we and HRPT entered into a transaction agreement which, among other things, prohibited us from purchasing MOBs. Concurrently with the execution and delivery of the purchase agreements described above, we and HRPT entered into an amendment to that transaction agreement, or the first amendment agreement, to permit us, rather than HRPT, to invest in medical office, clinic and biomedical, pharmaceutical and laboratory buildings. The first amendment agreement is subject, in the case of mixed use buildings, to HRPT's retaining the right to invest in any mixed use building for which the rentable square footage is less than 50% medical office, clinic and biomedical, pharmaceutical and laboratory use. Also, concurrently with the execution and delivery of the purchase agreements, we entered into a right of first refusal agreement under which we were granted a right of first refusal to purchase up to 45 additional identified other properties (containing approximately 4.6 million square feet of rental space) HRPT owns which are leased to tenants in medical related businesses in the event HRPT determines to sell such properties or in the event of an indirect sale as a result of HRPT's change of control or a change of control of HRPT's subsidiary which owns such properties.

        HRPT was formerly our parent company; both we and HRPT are managed by RMR; Barry Portnoy and Adam Portnoy are managing trustees of both us and HRPT; and Frederick Zeytoonjian is an independent trustee of both us and HRPT. As a consequence of these relationships, the transactions described above were negotiated by special committees of each company's board of trustees comprised solely of independent trustees.

        Five Star is our largest tenant. Five Star is our former subsidiary. In addition to being our manager, RMR also provides management services to Five Star. One of our trustees, Mr. Barry Portnoy, is currently a managing director of Five Star. Because of these and other relationships we and Five Star may be considered related persons. As of December 31, 2008, we leased 181 senior living communities and two rehabilitation hospitals to Five Star for total rent received during the year of $158.6 million. Since January 1, 2008, we have had several transactions with Five Star. Because of the relationships between us and Five Star, all of our transactions with Five Star are separately approved by our Independent Trustees and Five Star's independent directors.

        During the three months ended March 31, 2008, we purchased 19 senior living properties with a total of 1,692 living units for approximately $272.3 million from five unaffiliated parties. We leased these properties to Five Star for initial rent of $21.8 million and added them to what we now refer to as Five Star lease no. 1 and lease no. 3, which have current terms expiring in 2022 and 2024, respectively. Percentage rent, based on increases in gross revenues at these properties, will commence in 2010. We funded these acquisitions using cash on hand, proceeds from equity issuances and borrowings under our revolving credit facility.

        In June 2008, we realigned three of our leases with Five Star. Lease no. 1 now includes 100 properties, including nine properties acquired during the first quarter of 2008. This lease includes independent living communities, assisted living communities and skilled nursing facilities, and expires in 2022. Lease no. 2 now includes 32 properties, including independent living communities, assisted living communities, skilled nursing facilities and two rehabilitation hospitals, and expires in 2026. Lease no. 3 now includes 44 properties, including 10 properties acquired during the first quarter of 2008, 10 properties acquired during the third quarter of 2008 and one property acquired on November 1, 2008 described below. This lease includes independent living communities, assisted living communities and skilled nursing facilities and expires in 2024. The total rent payable by Five Star to us for these properties was unchanged as a result of this lease realignment. The increased rent payable for these three leases with Five Star, if and as we purchase improvements to the leased properties, is the greater of 8.0% per annum or the 10 year Treasury rate plus 300 basis points, but may not exceed 11.5%.

        In July 2008, we sold three assisted living properties with 259 living units, which were formerly operated by NewSeasons Assisted Living Communities, Inc., or NewSeasons, to Five Star for $21.4 million. Five Star also assumed the NewSeasons and Independence Blue Cross lease obligations to us for the remaining seven properties that were formerly operated by NewSeasons. The rent payable by Five Star for these seven properties is approximately $7.6 million per annum under lease no. 4 between us and Five Star.

        In August 2008, we acquired, from an unaffiliated party, two senior living properties with a total of 112 units for approximately $14.1 million, excluding closing costs. We leased the properties to Five Star until 2024 under our Five Star lease no. 3 described above and increased rent under that lease by $1.1 million. Percentage rent, based on increases in gross revenues at these properties, will commence in 2010. We funded this acquisition using cash on hand.

        In September 2008, we acquired, from an unaffiliated party, eight senior living properties with a total of 451 units for approximately $62.1 million, excluding closing costs. We leased these properties to Five Star until 2024 under our Five Star lease no. 3 described above and increased rent under that lease by $5.0 million. Percentage rent, based on increases in gross revenues at these properties, will commence in 2010. We funded this acquisition using cash on hand, borrowings under our revolving credit facility and by assuming 15 mortgages on these eight properties totaling $50.5 million with a weighted average interest rate of 6.54% per annum and a weighted average maturity in 2017.

        In November 2008, we acquired, from an unaffiliated party, a senior living property with a total of 252 units for approximately $29.0 million. We leased this property to Five Star and added it to our Five Star lease no. 3, which has a term expiring in 2024, and increased the annual rent under this lease by $2.3 million. Percentage rent, based on increases in gross revenues at this property, will commence in 2010. We funded this acquisition using cash on hand and borrowings under our revolving credit facility.

        During 2008, pursuant to the terms of our leases with Five Star, we purchased approximately $69.4 million of improvements made to our properties leased by Five Star, and, as a result, the annual rent payable to us by Five Star increased by approximately $5.8 million.

        We, RMR and other companies to which RMR provides management services are in the process of forming and licensing an insurance company in the State of Indiana. All of our Trustees currently serve on the board of directors of this insurance company. We expect that RMR, in addition to being a shareholder, will enter a management agreement with this insurance company pursuant to which RMR will provide the insurance company certain management and administrative services. In addition, it is expected that the insurance company will enter an investment advisory agreement with RMR Advisors pursuant to which RMR Advisors will act as the insurance company's investment advisor. The same persons who own and control RMR, including Messrs. Barry Portnoy and Adam Portnoy, our Managing Trustees, own and control RMR Advisors. Our Governance Guidelines provide that any material transaction between us and such insurance company shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Trustees. We have invested $25,000 to date in the insurance company and are committed to invest another $4,975,000, and we currently own and intend to own approximately 16.67% of this insurance company. We may invest additional amounts in the insurance company in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. Over time we expect to transfer some or all of our insurance business to this company. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by reducing insurance expenses and/or by having our pro-rata share of any profits realized by this insurance business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee is currently, or has been, at any time since our formation, an officer or employee of the company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity which has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2008, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm for 2007 and 2008. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

        The fees for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2007	2008
Audit Fees	$400,200	$593,823
Audit Related Fees	—	—
Tax Fees	13,700	14,800

Subtotal	413,900	608,623
All Other Fees	—	—

Ernst & Young LLP Total Fees	$413,900	$608,623

        Our Audit Committee has established policies and procedures which are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category which has been pre-approved by our Audit Committee. The maximum charge for services is established by the Audit Committee when the specific engagement or the category of services is approved or pre-approved. In certain circumstances, our management is required to notify the Audit Committee when pre-approved services are undertaken and the Committee or its chairperson may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2007 and 2008 were approved by our Audit Committee. The total fees we paid to Ernst & Young LLP for services in 2007 and 2008 are set forth above. The tax fees in 2007 and 2008 were for services involved in reviewing our tax reporting. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        Ernst & Young LLP has been engaged to perform quarterly reviews for our first three quarterly periods in 2009. Our Audit Committee expects to appoint our independent registered public accounting firm for 2009 later this year after it has considered relevant factors.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you call or write to us at the following address or telephone number: Investor Relations, Senior Housing Properties Trust, 400 Centre Street, Newton, MA 02458, telephone (617) 796-8350. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

Newton, Massachusetts
March 30, 2009

 IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail, or request, complete and return a proxy card, today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may provide instructions to your bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf. If you have any questions or need assistance in voting your shares, please call the firm assisting the company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokers Call Collect at (212) 750-5833
Shareholders Call Toll Free at (877) 825-8971

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature (PLEASE SIGN WITHIN BOX) Date Date SENIOR HOUSING PROPERTIES TRUST M12705 SENIOR HOUSING PROPERTIES TRUST 400 CENTRE STREET NEWTON, MA 02458-2076 For address changes, please check this box and write them on the back where indicated. Our Board of Trustees recommends a vote “FOR” the Nominees for Trustee in Items 1 and 2. Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only. Yes No Jeffrey P. Somers 1. To elect one Independent Trustee in Group I to our Board. Nominee: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 17, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Senior Housing Properties Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 17, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Senior Housing Properties Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Withhold Barry M. Portnoy 2. To elect one Managing Trustee in Group I to our Board. Nominee: THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES FOR TRUSTEE IN ITEMS 1 AND 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name, by authorized person, indicating title.) 3. In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.) SENIOR HOUSING PROPERTIES TRUST 400 Centre Street Newton, MA 02458-2076 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Senior Housing Properties Trust Annual Meeting of Shareholders, including our annual report and proxy statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Trustees of Senior Housing Properties Trust for use at the Annual Meeting on May 18, 2009. The undersigned shareholder of Senior Housing Properties Trust, a Maryland real estate investment trust, or the company, hereby appoints David J. Hegarty, Adam D. Portnoy and Barry M. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held at the company's offices at 400 Centre Street, Newton, Massachusetts on May 18, 2009, at 9:30 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE NOMINEES FOR TRUSTEE IN ITEMS 1 AND 2. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. See reverse for voting instructions. M12706 SENIOR HOUSING PROPERTIES TRUST ANNUAL MEETING OF SHAREHOLDERS MONDAY, MAY 18, 2009 9:30 A.M. 400 CENTRE STREET NEWTON, MA 02458-2076 DIRECTIONS TO 400 CENTRE STREET, NEWTON MA From the East Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the middle lane and bear to your left (away from Watertown). Keep the Sheraton Hotel on your left at all times, crossing over I-90 and making a complete loop around it. After circling the Sheraton Hotel, and passing straight though one set of traffic lights, move to the right lane and go through 2 more sets of traffic lights, taking a right onto Park Street. (You should be in the right lane marked “right lane must turn right” and will notice a large green sign marked “Brighton”.) Take an immediate right onto Elmwood Street. Elmwood is a short street and the entrance to the parking lot at 400 Centre Street is at its end. From the West Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting and passing straight through one set of traffic lights, move to the right lane and go through 2 more sets of traffic lights, taking a right onto Park Street. (You should be in the lane marked “right lane must turn right” and will notice a large green sign marked “Brighton”.) Take an immediate right onto Elmwood Street. Elmwood is a short street and the entrance to the parking lot at 400 Centre Street is at its end. Proxy

QuickLinks

INTRODUCTION
ELECTION OF TRUSTEES
  Item 1: Election of One Independent Trustee
  Item 2: Election of One Managing Trustee
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2008, 2007 AND 2006
GRANTS OF PLAN BASED AWARDS FOR 2008 (Shares granted in 2008, including vested and unvested grants)
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2008 (Shares granted in 2008 and prior years, which have not yet vested)
OPTION EXERCISES AND STOCK VESTED FOR 2008 (Shares grants which vested in 2008, including shares granted in prior years)
TRUSTEE COMPENSATION FOR 2008 (2008 compensation; all share grants to Trustees vest at the time of grant)
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
IMPORTANT